Exhibit 99.2
Earnings Release and Supplemental Report ___________________________________________________________________ Fourth Quarter 2023 Nexus on Grand South San Francisco, CA

Return to TOC 2 Earnings Release 3 Consolidated Financial Statements 9 Overview 13 Portfolio Summary 14 Property Count Reconciliations 17 Capitalization 18 Indebtedness 19 Investment Summary 21 Developments and Redevelopments 22 Capital Expenditures 24 Portfolio Diversification 25 Portfolio Lab 26 Outpatient Medical 31 CCRC 37 Other 39 Outlook 40 Glossary and Debt Ratios 41 Company Information 46 Forward-Looking Statements & Risk Factors 47 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents The Boardwalk San Diego, CA

Return to TOC 3 Healthpeak Properties Reports Fourth Quarter and Year Ended 2023 Results DENVER, February 8, 2024 - Healthpeak Properties, Inc. (NYSE: PEAK), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the fourth quarter and full-year ended December 31, 2023. FOURTH QUARTER 2023 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS – Net income of $0.13 per share, Nareit FFO of $0.48 per share, FFO as Adjusted of $0.46 per share, AFFO of $0.36 per share, and Total Same-Store Portfolio Cash (Adjusted) NOI growth of 3.6% – Fourth quarter new and renewal lease executions totaled 1.1 million square feet: • Outpatient Medical new and renewal lease executions totaled 743,000 square feet • Lab new and renewal lease executions totaled 312,000 square feet ▪ Year-to-date 2024 Lab lease executions of 58,000 square feet with an additional 115,000 square feet under signed LOI – Received entitlements for an additional 1.3 million square feet of lab development at the Vantage campus in South San Francisco – Commenced two on-campus outpatient developments in our HCA Healthcare ("HCA") development program – Entered into a new $236 million joint venture through the sale of a 65% interest in the Callan Ridge lab campus in the Torrey Pines submarket of San Diego in January 2024 – Net Debt to Adjusted EBITDAre was 5.2x for the quarter ended December 31, 2023 FULL-YEAR 2023 HIGHLIGHTS – Net income of $0.56 per share, Nareit FFO of $1.79 per share, FFO as Adjusted of $1.78 per share, AFFO of $1.53 per share, and Total Same-Store Portfolio Cash (Adjusted) NOI growth of 4.8% – Portfolio leasing summary: • Full-year outpatient lease executions totaled 4.1 million square feet, with +4% cash releasing spreads on renewals • Full-year lab lease executions totaled 985,000 square feet, with +23% cash releasing spreads on renewals – Development highlights: • 2023 completions and new starts: ▪ Nexus on Grand: Delivered the fully leased, 148,000 square foot, $161 million lab building in South San Francisco ▪ Vantage: Delivered the fully leased, 154,000 square foot, $201 million first building of Phase I in South San Francisco ▪ Callan Ridge: Completed core and shell work and delivered the space to the tenant for T.I. build out; the fully leased development in Torrey Pines totals 185,000 square feet with an expected total development cost of $146 million ▪ HCA Development Program: Commenced construction on two new outpatient developments totaling 192,000 square feet with total expected development costs of $90 million • Land bank and future developments: ▪ In September 2023, the Cambridge City Council unanimously approved a comprehensive rezoning to allow for greater density and developable heights in the West Cambridge neighborhood of Alewife where Healthpeak owns a total of 39 acres ▪ In December 2023, Healthpeak received entitlements for an additional 1.3 million square feet of lab development at the Vantage campus – Issued $750 million of senior unsecured notes at blended yield of approximately 5.35% and weighted average initial maturity of approximately 10 years – Sold $130 million of non-core properties at an average trailing cash yield of 5.4% and received $205 million of seller financing and other loan repayments – 2023 sustainability and responsible business recognitions include: • Received a Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) and named a constituent in the FTSE4Good Index for the twelfth consecutive year • Named to CDP's Leadership band for the eleventh consecutive year, named a constituent in the S&P Global Dow Jones Sustainability N. America Index for the eleventh consecutive year and World Index for the fourth time; and named to the S&P Global Sustainability Yearbook for the ninth consecutive year • Named an ENERGY STAR Partner of the Year for the third time • Named to Newsweek’s America’s Most Responsible Companies list for the fifth consecutive year • Named Winner for Best Proxy Statement (Mid Cap), and Finalist for Best ESG Reporting (Small to Mid Cap) by IR Magazine and Governance Intelligence • Certified a Great Place to Work for the fourth consecutive year; included in The Tennessean Top Workplaces for the second consecutive year; and a Middle Tennessee Top Workplace for the first time • Included in Fortune's Best Workplaces in Real Estate list for the second consecutive year To learn more about Healthpeak's commitment to responsible business and view our 2022 ESG Report, please visit www.healthpeak.com/ESG.

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income, diluted	$ 70,787	$ 0.13	$ 6,388	$ 0.01
Nareit FFO, diluted	263,810	0.48	192,158	0.35
FFO as Adjusted, diluted	252,639	0.46	238,744	0.44
AFFO, diluted	196,622	0.36	194,414	0.36

FULL YEAR COMPARISON

	Year Ended December 31, 2023		Year Ended December 31, 2022	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income, diluted	$ 304,284	$ 0.56	$ 497,792	$ 0.92
Nareit FFO, diluted	994,574	1.79	904,573	1.66
FFO as Adjusted, diluted	987,708	1.78	950,259	1.74
AFFO, diluted	847,358	1.53	790,296	1.45

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "December 31, 2023 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY

The table below outlines the year-over-year three-month and full-year SS Cash (Adjusted) NOI growth.

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth

	Three Month		Full Year	
	SS Growth %	**% of SS**	**SS Growth %**	**% of SS**
Lab	2.7%	47.1%	3.7%	46.6%
Outpatient Medical	4.3%	41.4%	3.4%	42.0%
CCRC	4.7%	11.5%	15.6%	11.5%
Total Portfolio	**3.6%**	**100.0%**	**4.8%**	**100.0%**

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Return to TOC 5 CALLAN RIDGE LAB CAMPUS JOINT VENTURE SALE As previously announced, in January 2024, Healthpeak formed a new strategic joint venture with Breakthrough Properties (“Breakthrough”) through a sale of a 65% interest in Healthpeak’s fully leased Callan Ridge lab campus in the Torrey Pines submarket of San Diego. The formation of the 65% Breakthrough / 35% Healthpeak joint venture values Callan Ridge at $236 million, or $1,275 per square foot, and represents a stabilized cash capitalization rate of 5.3% based on the initial annual rental rate of approximately $67 per square foot. At closing, net proceeds to Healthpeak were approximately $130 million. Additionally, the formation of the joint venture reduces Healthpeak's future tenant improvement funding by approximately $20 million. Healthpeak began construction on the 185,000 square foot Callan Ridge campus in 2021. The two-building campus is fully leased to Turning Point Therapeutics, Inc., a subsidiary of Bristol-Myers Squibb Company (NYSE: BMY), through April 2035. DEVELOPMENT UPDATES VANTAGE ENTITLEMENTS As previously announced, in December 2023, Healthpeak received entitlements for an additional 1.3 million square feet of lab space at the Vantage campus, bringing the combined campus to approximately 1.7 million square feet upon full build out. The additional entitlements represent double the allowable density compared to when Healthpeak originally acquired the land. The long-term nature of the entitlements offers flexibility to deliver the balance of the development in phases to align with market demand. Strategically located in the heart of South San Francisco and at the doorstep of Genentech’s headquarters, the 20-acre purpose-built lab campus offers tenants a highly amenitized, world-class campus setting with access to multiple modes of transportation including direct access to the Rails-to-Trails pathway, which provides a pedestrian connection to downtown South San Francisco's restaurant and retail corridor, as well as the Caltrain station, which recently completed a multi-year renovation. Healthpeak is South San Francisco's largest investor-owned landlord with a portfolio that encompasses 4.9 million square feet, including some the submarket's most desirable campuses including The Cove, Portside at Oyster Point, The Shore, Vantage, and Pointe Grand, among others. OUTPATIENT DEVELOPMENT PROGRAM WITH HCA During the fourth quarter, Healthpeak added two on-campus outpatient developments with total expected development costs of $90 million to its program with HCA. • Galen Aurora: 72,000 square foot Class A medical training facility located on HCA’s Medical Center of Aurora hospital campus, a 325-bed acute care hospital in Denver, CO where Healthpeak currently owns three on-campus buildings totaling approximately 165,000 square feet. HCA nursing and professional education affiliates have pre-leased 100% of the development. • McKinney Medical Center: 120,000 square foot Class A outpatient building on the campus of HCA's Medical City McKinney campus, a 281-bed acute care hospital in McKinney, TX where Healthpeak currently owns two on-campus buildings totaling approximately 120,000 square feet. HCA affiliates have pre-leased approximately 62% of the development for future outpatient services, including oncology, orthopedic, cardiology, wound care, imaging, and other services. Since 2019, Healthpeak’s development program with HCA has delivered 9 outpatient buildings totaling 785,000 square feet with total development costs of approximately $235 million and is under construction on an additional three buildings totaling 262,000 square feet with total expected development costs of $121 million. MERGER WITH PHYSICIANS REALTY TRUST AND TERM LOAN UPDATE As previously announced on October 30, 2023, Healthpeak and Physicians Realty Trust entered into a definitive agreement to combine in an all-stock merger of equals. Each company will hold its respective special meeting of stockholders on February 21, 2024. Subject to Physicians Realty Trust's stockholders approving the proposed merger and Healthpeak's stockholders approving the issuance of Healthpeak common stock in connection with the proposed merger, among other matters, as well as the satisfaction or waiver of customary closing conditions, the transaction is expected to close on March 1, 2024. Additionally, Healthpeak expects to enter into a new $750 million 5-year unsecured term loan. Proceeds from the term loan are expected to fund the repayment of $210 million of Physicians Realty Trust private placement notes and to be used for general corporate purposes, including transaction costs and repayment of borrowings under Healthpeak's credit facility and commercial paper program. Healthpeak has entered into forward-starting swap agreements to fix the interest rate of the new term loan at approximately 4.5% for the full 5-year term of the loan. DIVIDEND On January 31, 2024, Healthpeak's Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on February 26, 2024, to stockholders of record as of the close of business on February 14, 2024.

Return to TOC 6 2024 OUTLOOK For full year 2024, we have established the following outlook ranges, which are inclusive of the impact from the Physicians Realty Trust merger: • Diluted earnings per common share of $0.07 – $0.13 • Diluted Nareit FFO per share of $1.54 – $1.60 • Diluted FFO as Adjusted per share of $1.73 – $1.79 • Diluted AFFO per share of $1.50 – $1.56 • Total Portfolio Same-Store Cash (Adjusted) NOI growth of 2.25% – 3.75% This outlook assumes the merger with Physicians Realty Trust closes on March 1, 2024. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2024. Additionally, the outlook includes estimates for certain merger-related accounting adjustments, which will not be finalized until after the merger closes. For additional details and assumptions underlying this outlook, please see page 40 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com. CONFERENCE CALL INFORMATION Healthpeak has scheduled a conference call and webcast for Friday, February 9, 2024, at 8:00 a.m. Mountain Time. The conference call can be accessed in the following ways: • Healthpeak’s website: https://ir.healthpeak.com/news-events • Webcast: https://events.q4inc.com/attendee/292488797. Joining via webcast is recommended for those who will not be asking questions. • Telephone: The participant dial-in number is (800) 715-9871. An archive of the webcast will be available on Healthpeak's website through February 7, 2025, and a telephonic replay can be accessed through February 15, 2024, by dialing (800) 770-2030 and entering conference ID number 58822. ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates and develops high-quality real estate for healthcare discovery and delivery.

Return to TOC 7 FORWARD-LOOKING STATEMENTS Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release, including statements regarding our proposed merger with Physicians Realty Trust; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2024 Outlook." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; risks associated with the proposed merger transactions with Physicians Realty Trust (the “Mergers”), including, but not limited to, our ability to consummate the Mergers on the proposed terms or on the anticipated timeline, or at all, potential loss or disruption of current and prospective commercial relationships due to the uncertainties about the Mergers, and the outcome of legal proceedings instituted against us, our Board of Directors, and others related to the Mergers; our ability to integrate the operations of the Company and Physicians Realty Trust successfully and realize the anticipated synergies and other benefits of the Mergers or do so within the anticipated time frame; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, including project abandonments, project delays, and lower profits than expected; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; ESG and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology systems and the possibility of a cybersecurity incident or cybersecurity threat affect our information systems or the information systems of our tenants, operators or borrowers; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, bank failures or other events affecting financial institutions; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

Return to TOC 8 ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction, on December 15, 2023, Healthpeak and Physicians Realty Trust filed with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus contains important information about the proposed transaction and related matters. The Form S-4 was declared effective, and each of Healthpeak and Physicians Realty Trust commenced mailing of the joint proxy statement/prospectus included as part of the Form S-4, on January 11, 2024. STOCKHOLDERS ARE URGED AND ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEALTHPEAK, PHYSICIANS REALTY TRUST AND THE PROPOSED TRANSACTION. Investors and security holders of Healthpeak and Physicians Realty Trust are able to obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Healthpeak and Physicians Realty Trust with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Healthpeak with the SEC are also available on Healthpeak’s website at www.healthpeak.com, and copies of the documents filed by Physicians Realty Trust with the SEC are available on Physicians Realty Trust’s website at www.docreit.com. PARTICIPANTS IN THE SOLICITATION Healthpeak, Physicians Realty Trust and their respective directors, trustees and executive officers may be deemed to be participants in the solicitation of proxies from Healthpeak’s stockholders and Physicians Realty Trust’s shareholders in respect of the proposed transaction. Information regarding Healthpeak’s directors and executive officers can be found in Healthpeak’s definitive proxy statement filed with the SEC on March 17, 2023. Information regarding Physicians Realty Trust’s trustees and executive officers can be found in Physicians Realty Trust’s definitive proxy statement filed with the SEC on March 23, 2023. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction. These documents are available on the SEC’s website and from Healthpeak and Physicians Realty Trust, as applicable, using the sources indicated above. NO OFFER OR SOLICITATION This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. CONTACT Andrew Johns, CFA Senior Vice President – Investor Relations 720-428-5400

Return to TOC 9 December 31, 2023 December 31, 2022 Assets Real estate: Buildings and improvements $ 13,329,464 $ 12,784,078 Development costs and construction in progress 643,217 760,355 Land and improvements 2,647,633 2,667,188 Accumulated depreciation and amortization (3,591,951) (3,188,138) Net real estate 13,028,363 13,023,483 Loans receivable, net of reserves of $2,830 and $8,280 218,450 374,832 Investments in and advances to unconsolidated joint ventures 782,853 706,677 Accounts receivable, net of allowance of $2,282 and $2,399 55,820 53,436 Cash and cash equivalents 117,635 72,032 Restricted cash 51,388 54,802 Intangible assets, net 314,156 418,061 Assets held for sale, net 117,986 49,866 Right-of-use asset, net 240,155 237,318 Other assets, net 772,044 780,722 Total assets $ 15,698,850 $ 15,771,229 Liabilities and Equity Bank line of credit and commercial paper $ 720,000 $ 995,606 Term loans 496,824 495,957 Senior unsecured notes 5,403,378 4,659,451 Mortgage debt 256,097 346,599 Intangible liabilities, net 127,380 156,193 Liabilities related to assets held for sale, net 729 4,070 Lease liability 206,743 208,515 Accounts payable, accrued liabilities, and other liabilities 657,196 772,485 Deferred revenue 905,633 844,076 Total liabilities 8,773,980 8,482,952 Commitments and contingencies Redeemable noncontrolling interests 48,828 105,679 Common stock, $1.00 par value: 750,000,000 shares authorized; 547,156,311 and 546,641,973 shares issued and outstanding 547,156 546,642 Additional paid-in capital 10,405,780 10,349,614 Cumulative dividends in excess of earnings (4,621,861) (4,269,689) Accumulated other comprehensive income (loss) 19,371 28,134 Total stockholders’ equity 6,350,446 6,654,701 Joint venture partners 310,998 327,721 Non-managing member unitholders 214,598 200,176 Total noncontrolling interests 525,596 527,897 Total equity 6,876,042 7,182,598 Total liabilities and equity $ 15,698,850 $ 15,771,229 Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenues:				
Rental and related revenues	$ 412,332	$ 392,245	$ 1,631,805	$ 1,541,775
Resident fees and services	136,341	125,873	527,417	494,935
Interest income	4,979	6,350	21,781	23,300
Income from direct financing leases	—	—	—	1,168
Total revenues	553,652	524,468	2,181,003	2,061,178
Costs and expenses:				
Interest expense	52,784	49,413	200,331	172,944
Depreciation and amortization	188,544	179,157	749,901	710,569
Operating	224,401	220,492	902,060	862,991
General and administrative	21,556	57,872	95,132	131,033
Transaction and merger-related costs	14,417	3,217	17,515	4,853
Impairments and loan loss reserves (recoveries), net	(5,445)	3,326	(5,601)	7,004
Total costs and expenses	496,257	513,477	1,959,338	1,889,394
Other income (expense):				
Gain (loss) on sales of real estate, net	—	(969)	86,463	9,078
Other income (expense), net	2,600	(587)	6,808	326,268
Total other income (expense), net	2,600	(1,556)	93,271	335,346
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**59,995**	**9,435**	**314,936**	**507,130**
Income tax benefit (expense)	11,842	650	9,617	4,425
Equity income (loss) from unconsolidated joint ventures	3,558	(156)	10,204	1,985
Income (loss) from continuing operations	**75,395**	**9,929**	**334,757**	**513,540**
Income (loss) from discontinued operations	**—**	**873**	**—**	**2,884**
Net income (loss)	**75,395**	**10,802**	**334,757**	**516,424**
Noncontrolling interests' share in continuing operations	(4,451)	(4,274)	(28,748)	(15,975)
Net income (loss) attributable to Healthpeak Properties, Inc.	**70,944**	**6,528**	**306,009**	**500,449**
Participating securities' share in earnings	(157)	(140)	(1,725)	(2,657)
Net income (loss) applicable to common shares	**$ 70,787**	**$ 6,388**	**$ 304,284**	**$ 497,792**
Basic earnings (loss) per common share:				
Continuing operations	$ 0.13	$ 0.01	$ 0.56	$ 0.92
Discontinued operations	—	0.00	—	0.00
Net income (loss) applicable to common shares	**$ 0.13**	**$ 0.01**	**$ 0.56**	**$ 0.92**
Diluted earnings (loss) per common share:				
Continuing operations	$ 0.13	$ 0.01	$ 0.56	$ 0.92
Discontinued operations	—	0.00	—	0.00
Net income (loss) applicable to common shares	**$ 0.13**	**$ 0.01**	**$ 0.56**	**$ 0.92**
Weighted average shares outstanding:				
Basic	547,091	537,992	547,006	538,809
Diluted	547,361	538,396	547,275	539,147

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Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Net income (loss) applicable to common shares	**$ 70,787**	**$ 6,388**	**$ 304,284**	**$ 497,792**
Real estate related depreciation and amortization	188,544	179,157	749,901	710,569
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	6,723	8,642	24,800	27,691
Noncontrolling interests' share of real estate related depreciation and amortization	(4,610)	(4,709)	(18,654)	(19,201)
Loss (gain) on sales of depreciable real estate, net	—	986	(86,463)	(10,422)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	45	—	134
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	—	—	11,546	12
Loss (gain) upon change of control, net[1]	—	—	(234)	(311,438)
Taxes associated with real estate dispositions	—	—	—	29
Nareit FFO applicable to common shares	261,444	190,509	985,180	895,166
Distributions on dilutive convertible units and other	2,366	1,649	9,394	9,407
Diluted Nareit FFO applicable to common shares	**$ 263,810**	**$ 192,158**	**$ 994,574**	**$ 904,573**
Diluted Nareit FFO per common share	**$ 0.48**	**$ 0.35**	**$ 1.79**	**$ 1.66**
Weighted average shares outstanding - diluted Nareit FFO	554,635	543,879	554,559	546,462
Impact of adjustments to Nareit FFO:				
Transaction and merger-related items[2]	$ 10,842	$ 3,215	$ 13,835	$ 4,788
Other impairments (recoveries) and other losses (gains), net[3]	(4,407)	9,702	(3,850)	3,829
Restructuring and severance-related charges[4]	—	32,749	1,368	32,749
Casualty-related charges (recoveries), net[5]	(3,424)	298	(4,033)	4,401
Recognition (reversal) of valuation allowance on deferred tax assets[6]	(14,194)	—	(14,194)	—
Total adjustments	(11,183)	45,964	(6,874)	45,767
FFO as Adjusted applicable to common shares	250,261	236,473	978,306	940,933
Distributions on dilutive convertible units and other	2,378	2,271	9,402	9,326
Diluted FFO as Adjusted applicable to common shares	**$ 252,639**	**$ 238,744**	**$ 987,708**	**$ 950,259**
Diluted FFO as Adjusted per common share	**$ 0.46**	**$ 0.44**	**$ 1.78**	**$ 1.74**
Weighted average shares outstanding - diluted FFO as Adjusted	554,635	545,704	554,559	546,462

(1) The year ended December 31, 2022 includes a gain upon change of control related to the sale of a 30% interest to a sovereign wealth fund and deconsolidation of seven previously consolidated lab buildings in South San Francisco, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.

(2) The three months and year ended December 31, 2023 include costs related to the proposed merger with Physicians Realty Trust, which are primarily comprised of legal, accounting, tax, and other costs that were incurred prior to year-end, partially offset by termination fee income associated with Graphite Bio, Inc., for which the lease terms have been modified to accelerate expiration of the lease to December 2024. Termination fee income is included in rental and related revenues on the Consolidated Statements of Operations.

(3) The three months and year ended December 31, 2022 include $7 million of charges incurred in connection with the downsizing of the Company's corporate headquarters in Denver, Colorado, which are included in general and administrative expenses in the Consolidated Statements of Operations. The year ended December 31, 2022 also includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an outpatient medical building and (ii) a $23 million gain on sale of a hospital under a direct financing lease. The three months and years ended December 31, 2023 and 2022 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

(4) The three months and year ended December 31, 2022 include $32 million of severance-related charges associated with the departures of our former Chief Executive Officer and former Chief Legal Officer and General Counsel in the fourth quarter of 2022. These expenses are included in general and administrative expenses in the Consolidated Statements of Operations.

(5) Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

(6) In conjunction with classifying the assets related to the Callan Ridge JV as held for sale as of December 31, 2023, we concluded it was more likely than not that we would realize the future value of certain deferred tax assets generated by the net operating losses of taxable REIT subsidiaries. Accordingly, during the three months and year ended December 31, 2023, we recognized the reversal of a portion of the associated valuation allowance and recognized a corresponding income tax benefit.

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Healthpeak Properties, Inc.

Adjusted Funds From Operations

In thousands

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
FFO as Adjusted applicable to common shares	$ 250,261	$ 236,473	$ 978,306	$ 940,933
Stock-based compensation amortization expense	3,513	1,903	14,480	16,537
Amortization of deferred financing costs	3,088	2,812	11,916	10,881
Straight-line rents[(1)]	(1,677)	(12,346)	(14,387)	(49,183)
AFFO capital expenditures	(47,332)	(33,407)	(113,596)	(108,510)
Deferred income taxes	117	(355)	(816)	(4,096)
Amortization of above (below) market lease intangibles, net	(5,525)	(5,851)	(25,791)	(23,380)
Other AFFO adjustments	(7,486)	3,536	(9,335)	520
AFFO applicable to common shares	194,959	192,765	840,777	783,702
Distributions on dilutive convertible units and other	1,663	1,649	6,581	6,594
Diluted AFFO applicable to common shares	**$ 196,622**	**$ 194,414**	**$ 847,358**	**$ 790,296**
Diluted AFFO per common share	**$ 0.36**	**$ 0.36**	**$ 1.53**	**$ 1.45**
Weighted average shares outstanding - diluted AFFO	552,810	543,879	552,734	544,637

(1) The year ended December 31, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This activity is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.

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The Numbers

Overview[1]

As of and for the quarter and year ended December 31, 2023, dollars, square feet, and shares in thousands, except per share data

	4Q23	Full Year 2023
Financial Metrics		
Diluted earnings per common share	$0.13	$0.56
Diluted Nareit FFO per common share	$0.48	$1.79
Diluted FFO as Adjusted per common share	$0.46	$1.78
Dividends per common share	$0.30	$1.20
Portfolio Real Estate Revenues	$565,234	$2,219,325
Portfolio NOI	$322,005	$1,257,076
Portfolio Cash (Adjusted) NOI	$307,641	$1,204,987
Portfolio Income	$312,621	$1,226,768

	4Q23	% of Total SS	Full Year 2023	% of Total Full Year SS
Same-Store Cash (Adjusted) NOI Growth				
Lab	2.7%	47.1%	3.7%	46.6%
Outpatient Medical	4.3%	41.4%	3.4%	42.0%
CCRC	4.7%	11.5%	15.6%	11.5%
Total	**3.6%**	**100.0%**	**4.8%**	**100.0%**

	4Q23
Capitalization	
Common stock outstanding and DownREIT units	554,374
Total Market Equity	$10,976,605
Enterprise Debt	$6,916,205

	4Q23	Full Year 2023
Debt Ratios		
Financial Leverage	34.7%	34.7%
Secured Debt Ratio	1.5%	1.5%
Net Debt to Adjusted EBITDAre	5.2x	5.4x
Adjusted Fixed Charge Coverage	4.7x	4.8x

	Total Portfolio		Operating Portfolio	
	Property Count	Capacity[2]	Capacity	Occupancy[3]
Portfolio Statistics				
Lab	146	12,021 Sq. Ft.	10,959 Sq. Ft.	96.9%
Outpatient Medical	297	24,136 Sq. Ft.	23,875 Sq. Ft.	90.7%
CCRC	15	7,097 Units	7,097 Units	84.9%
Other[4]	19	3,354 Units	3,354 Units	78.6%
Total	**477**			

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this Supplemental Report can be found in the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures at https://ir.healthpeak.com/quarterly-results. The contents of this Earnings Release and Supplemental Report are unaudited and totals may not add due to rounding. Throughout this Supplemental Report, segments, NOI, and other key performance metrics are inclusive of our share in unconsolidated JVs and exclusive of noncontrolling interest share in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures for further information, including how pro rata information is derived and the limits of such data.

(2) Total Portfolio Capacity includes estimated capacity upon the completion of Development and Redevelopment projects.

(3) Occupancy for Lab and Outpatient Medical is calculated as of the end of the period presented and is based on square feet. Occupancy for CCRC and Other is calculated based on the most recent three-month average available and is based on units. Occupancy excludes assets held for sale and assets in development or redevelopment.

(4) Our Other non-reportable segment includes nineteen assets in our unconsolidated SWF SH JV.

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Portfolio Summary

As of and for the quarter ended December 31, 2023, dollars in thousands

	Property Count	Weighted Average Age[1]	Portfolio Investment	Portfolio Income
Property Portfolio				
Lab	131	14	$ 8,359,085	$ 157,805
Outpatient Medical	294	24	6,401,183	114,432
CCRC[2]	15	32	2,387,437	29,481
Other	19	26	471,413	5,924
	459	**20**	**$ 17,619,118**	**$ 307,641**
Developments				
Lab	4		$ 402,482	$ —
Outpatient Medical	3		14,361	—
	7		**$ 416,842**	**$ —**
Redevelopments[3]				
Lab	11		$ 419,139	$ —
	11		**$ 419,139**	**$ —**
Debt Investments				
Seller financing loans	**—**		**$ 178,547**	**$ 4,979**
Total				
Lab	146		$ 9,180,706	$ 157,805
Outpatient Medical	297		6,415,544	114,432
CCRC[2]	15		2,387,437	29,481
Other	19		649,959	10,903
	477		**$ 18,633,646**	**$ 312,621**

PORTFOLIO INCOME



Lab
50.5%
$312.6M
Outpatient
Medical 36.6%
CCRC
9.4%
Other 3.5%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(2) The amount in the table above represents Gross Portfolio Investment. Net of the related $814 million of liabilities for Non-Refundable Entrance Fees ("NREFs") and refundable Entrance Fees, Net Portfolio Investment would be $1.6 billion.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.

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Quarter NOI Summary

For the quarter ended December 31, 2023, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Lab	$ 226,732	$ (58,019)	$ 168,712	$ 172,594	$ (47,376)	$ 125,218
Outpatient Medical	180,915	(63,541)	117,374	166,551	(56,685)	109,866
CCRC	136,340	(105,920)	30,420	136,083	(105,416)	30,667
Other	21,247	(15,749)	5,498	—	—	—
	$ 565,234	**$ (243,229)**	**$ 322,005**	**$ 475,228**	**$ (209,476)**	**$ 265,751**

PORTFOLIO CASH (ADJUSTED) NOI SUMMARY

	Portfolio Cash (Adjusted) NOI			SS Portfolio Cash (Adjusted) NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash (Adjusted) NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash (Adjusted) NOI
Lab	$ 216,436	$ (58,632)	$ 157,805	$ 169,265	$ (47,374)	$ 121,891
Outpatient Medical	177,301	(62,868)	114,432	163,154	(56,047)	107,107
CCRC	136,340	(106,860)	29,481	136,083	(106,356)	29,727
Other	21,167	(15,243)	5,924	—	—	—
	$ 551,245	**$ (243,603)**	**$ 307,641**	**$ 468,502**	**$ (209,777)**	**$ 258,725**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash (Adjusted) NOI	SS % of Segment based on Cash (Adjusted) NOI	4Q23	4Q22	SS NOI	SS Cash (Adjusted) NOI	4Q23	3Q23	SS NOI	SS Cash (Adjusted) NOI
Lab	120	47%	77%	96.6%	98.7%	(3.8%) (1)	2.7%	96.6%	97.2%	(1.9%)	(0.2%)
Outpatient Medical	280	41%	94%	91.6%	91.4%	2.3%	4.3%	91.6%	91.2%	(0.4%)	0.1%
CCRC	15	12%	100%	84.9%	82.4%	17.5%	4.7%	84.9%	83.9%	4.4%	1.2%
Total	**415**	**100%**	**86%** (2)			**0.8%**	**3.6%**			**(0.6%)**	**0.1%**

(1) Primarily related to acceleration on certain lease related items associated with early terminations.
(2) Segment portfolio Cash (Adjusted) NOI percentage excludes our Other segment, which is not included in same-store.

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Full Year NOI Summary

For the twelve months ended December 31, 2023, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Lab	$ 887,630	$ (233,565)	$ 654,065	$ 670,315	$ (185,208)	$ 485,107
Outpatient Medical	721,439	(254,400)	467,039	647,808	(220,754)	427,053
CCRC	527,601	(413,472)	114,129	526,769	(411,539)	115,230
Other	82,655	(60,811)	21,843	—	—	—
	$ 2,219,325	**$ (962,249)**	**$ 1,257,076**	**$ 1,844,892**	**$ (817,501)**	**$ 1,027,390**

PORTFOLIO CASH (ADJUSTED) NOI SUMMARY

	Portfolio Cash (Adjusted) NOI			SS Portfolio Cash (Adjusted) NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash (Adjusted) NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash (Adjusted) NOI
Lab	$ 852,068	$ (234,527)	$ 617,541	$ 646,317	$ (185,188)	$ 461,129
Outpatient Medical	704,448	(251,724)	452,725	633,614	(218,246)	415,367
CCRC	527,601	(415,090)	112,511	526,769	(413,157)	113,612
Other	82,578	(60,368)	22,210	—	—	—
	$ 2,166,695	**$ (961,708)**	**$ 1,204,987**	**$ 1,806,700**	**$ (816,591)**	**$ 990,108**

TWELVE-MONTH SS

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SS based on Cash (Adjusted) NOI	SS % of Segment based on Cash (Adjusted) NOI	2023	2022	SS NOI	SS Cash (Adjusted) NOI
Lab	116	47%	75%	96.5%	98.7%	(1.0%) (1)	3.7%
Outpatient Medical	272	42%	92%	91.9%	91.7%	2.8%	3.4%
CCRC	15	11%	100%	83.8%	81.6%	20.0%	15.6%
Total	**403**	**100%**	**84%** (2)			**2.6%**	**4.8%**

(1) The twelve months ended December 31, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code.

(2) Segment portfolio Cash (Adjusted) NOI percentage excludes our Other segment, which is not included in same-store.

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Property Count Reconciliations

As of December 31, 2023

PROPERTY COUNT RECONCILIATION

	Lab	Outpatient Medical	CCRC	Other	Total
Prior Quarter Total Property Count	**146**	**295**	**15**	**19**	**475**
New Developments	—	2	—	—	2
Current Quarter Total Property Count	**146**	**297**	**15**	**19**	**477**
Assets in Development	(4)	(3)	—	—	(7)
Recently completed Developments	(5)	(5)	—	—	(10)
Assets in Redevelopment	(11)	—	—	—	(11)
Recently completed Redevelopments	(3)	(8)	—	—	(11)
Assets held for sale(1)	—	(1)	—	—	(1)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation	(3)	—	—	—	(3)
Three-Month SS Property Count	**120**	**280**	**15**	**—**	**415**
Recent acquisitions	—	(4)	—	—	(4)
Recently completed Developments	(3)	(3)	—	—	(6)
Recently completed Redevelopments	(1)	(1)	—	—	(2)
Twelve-Month SS Property Count	**116**	**272**	**15**	**—**	**403**

SEQUENTIAL SS

	Lab	Outpatient Medical	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	**122**	**279**	**15**	**—**	**416**
Assets in Redevelopment	(3)	—	—	—	(3)
Prior Development/Redevelopment	2	1	—	—	3
Significant tenant relocation	(1)	—	—	—	(1)
Current Quarter Three-Month SS Property Count	**120**	**280**	**15**	**—**	**415**

(1) Two Callan Ridge lab properties, which are held for sale in connection with the announced joint venture, are reflected in Assets in Development above.

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	December 31, 2023				
	Shares		Price		Total Value
Common stock (NYSE: PEAK)	547,156	$	19.80	$	10,833,689
Convertible partnership (DownREIT) units	7,218		19.80		142,916
Total Market Equity	**554,374**			**$**	**10,976,605**
Consolidated Debt					6,876,299
Total Market Equity and Consolidated Debt	**554,374**			**$**	**17,852,904**
Share of unconsolidated JV debt					39,906
Total Market Equity and Enterprise Debt	**554,374**			**$**	**17,892,810**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended December 31, 2023				Weighted Average Shares Twelve Months Ended December 31, 2023			
	Shares Outstanding December 31, 2023	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	547,156	547,091	547,091	547,091	547,091	547,006	547,006	547,006	547,006
Common stock equivalent securities[1]:									
Restricted stock units	879	270	270	270	270	269	269	269	269
Convertible partnership (DownREIT) units	7,218	—	7,274	7,274	5,449	—	7,284	7,284	5,459
Total common stock and equivalents	**555,253**	**547,361**	**554,635**	**554,635**	**552,810**	**547,275**	**554,559**	**554,559**	**552,734**

(1) The weighted average shares for the three and twelve months ended December 31, 2023 represent the current dilutive impact, using the treasury stock method, of approximately 900 thousand restricted stock units and 7.2 million DownREIT units.

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Indebtedness

As of December 31, 2023, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank LOC, Commercial Paper[1]	Term Loan[2]	Amounts	Rates %	Amounts	Rates %	Consolidated Debt	Amounts[3]	Rates %	Amounts	Rates %
2024	$ —	$ —	$ —	—	$ 7,024	6.90	$ 7,024	$ 11,299	8.02	$ 18,323	7.59
2025	—	—	800,000	3.92	3,209	3.82	803,209	28,567 [4]	4.79	831,776	3.95
2026	720,000	—	650,000	3.40	244,523	4.44	1,614,523	—	—	1,614,523	4.58
2027	—	500,000	450,000	1.54	366	5.91	950,366	—	—	950,366	2.71
2028	—	—	500,000	2.35	—	—	500,000	—	—	500,000	2.35
2029	—	—	650,000	3.65	—	—	650,000	—	—	650,000	3.65
2030	—	—	750,000	3.14	—	—	750,000	—	—	750,000	3.14
2031	—	—	600,000	3.07	—	—	600,000	—	—	600,000	3.07
2032	—	—	750,000	5.49	—	—	750,000	—	—	750,000	5.49
2033	—	—	—	—	—	—	—	—	—	—	—
Thereafter	—	—	300,000	6.87	—	—	300,000	—	—	300,000	6.87
	$ 720,000	**$ 500,000**	**$ 5,450,000**		**$ 255,122**		**$ 6,925,122**	**$ 39,866**		**$ 6,964,988**	
Premium, (discounts), and debt Issuance costs, net	—	(3,176)	(46,622)		975		(48,823)	40		(48,783)	
	$ 720,000	**$ 496,824**	**$ 5,403,378**		**$ 256,097**		**$ 6,876,299**	**$ 39,906**		**$ 6,916,205**	
Weighted average interest rate %	5.70	3.76	3.66		4.50		3.91	5.70		3.92	
Weighted average maturity in years	2.1	3.4	5.6		2.6		5.0	1.3		5.0	

(1) The Company has a $3.0 billion unsecured revolving line of credit facility (the "Revolving Facility") that matures on January 20, 2026 and contains two six-month extension options. It accrues interest at SOFR plus 85 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating. Commercial paper borrowings are backstopped by the Revolving Facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the maturity date of the Revolving Facility.

(2) The Company has two senior unsecured term loans (the "Term Loan Facilities") in an aggregate principal amount of $500 million, which mature on February 22, 2027 (plus a 1-year extension option at the Company's discretion) and August 22, 2027. The Term Loan Facilities accrue interest at Term SOFR plus 94 basis points based on the Company's current unsecured credit ratings. The Company maintains swaps on the entire $500 million that effectively fix the interest rate at a blended contractual rate of 3.5%.

(3) Reflects pro rata share of mortgage debt in our unconsolidated JVs.

(4) In November 2023, a loan provided to one of the Company's unconsolidated JVs was amended to extend the maturity from May 2024 to May 2025, and contains a 1-year extension option. The loan accrues interest at SOFR plus 325 basis points. The JV has a swap that effectively fixes the interest rate at 4.8% through May 2024. The JV also executed a forward-starting swap that will effectively fix the interest rate at 8.4% from May 2024 through May 2025.

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Indebtedness

As of December 31, 2023, dollars in thousands

DEBT STRUCTURE

			Balance	% of Total	Weighted Average Rates %	Weighted Average Years to Maturity
Secured	Fixed rate	$	280,233	4	4.45	2.5
	Floating rate		14,755	—	8.44	1.0
	Combined	**$**	**294,988**	**4**	**4.65**	**2.4**
Unsecured	Fixed rate[1]		5,950,000	85	3.67	5.5
	Floating rate[2]		720,000	10	5.70	2.1
	Combined	**$**	**6,670,000**	**96**	**3.89**	**5.1**
Total	Fixed rate[1]		6,230,233	89	3.71	5.3
	Floating rate[2]		734,755	11	5.76	2.0
	Combined	**$**	**6,964,988**	**100**	**3.92**	**5.0**
	Premiums, (discounts), and debt issuance costs, net		(48,783)			
	Enterprise Debt	**$**	**6,916,205**			

FINANCIAL COVENANTS[3]

	Bank Line of Credit	
	Requirement	**Actual Compliance**
Leverage Ratio	No greater than 60%	35%
Secured Debt Ratio	No greater than 40%	2%
Unsecured Leverage Ratio	No greater than 60%	39%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	4.8x
Tangible Net Worth ($ billions)	No less than $7.7B	$10.8B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)

(1) The Company has Term Loan Facilities in an aggregate principal amount of $500 million. The Company maintains swaps on the entire $500 million that effectively fix the interest rate at a blended contractual rate of 3.5%.
(2) Includes short term commercial paper borrowings that are backstopped by the Revolving Facility.
(3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used within the Debt Ratios section of this document.

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Investment Summary

As of and for the year ended December 31, 2023, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity (Sq. Ft.)	Property Count	Property Type	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
ACQUISITIONS							
60 Loomis land parcel	Boston, MA	January	—	—	Lab	$ —	$ 9,456
Wylie Medical Plaza[1]	Dallas, TX	April	20	1	Outpatient Medical	—	4,000
OTHER INVESTMENTS							
Development fundings						47,465	271,744
Redevelopment fundings						33,195	139,387
Total						**$ 80,660**	**$ 424,587**

DISPOSITIONS[3]

	Date	Capacity (Sq. Ft.)	Property Count	Property Type	Sales Price	Trailing Cash Yield[2]
Various Durham	January	166	2	Lab	$ 113,000	
Tampa Medical Tower	March	116	1	Outpatient Medical	16,065	
Women's Center	March	34	1	Outpatient Medical	850	
Total			**4**		**$ 129,915**	**5.4%**

(1) On April 3, 2023, we acquired HCP Ventures IV, LLC's remaining 80% interest in Wylie Medical Plaza for $4 million (based on a gross valuation of $5 million), bringing our equity ownership to 100%. Property count and capacity were already included in prior quarters.
(2) Represents the weighted average yield calculated using Cash (Adjusted) NOI for the twelve month period prior to sale for dispositions.
(3) Subsequent to December 31, 2023, Healthpeak entered into a new $236 million joint venture through a sale of a 65% interest in the Callan Ridge lab campus.

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Developments | In Process

As of December 31, 2023, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Count		CIP[1]		Cost to Complete[1]		Estimated Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Initial Occupancy[2]	Projected Stabilized Yield[3]
Lab												
Vantage - Phase I[4][5]	San Francisco, CA	1	$	165,185	$	71,815	$	237,000	189	12	2Q24	6.25% - 6.75%
The Gateway at Directors Place	San Diego, CA	1		118,561		4,439		123,000	163	—	2Q25	8.25% - 8.75%
Callan Ridge[6][7]	San Diego, CA	2		112,199		33,801		146,000	185	100	1Q25	8.75% - 9.25%
		4	**$**	**395,945**	**$**	**110,055**	**$**	**506,000**	**537**	**39**		
Outpatient Medical												
Savannah	Savannah, GA	1	$	10,178	$	20,822	$	31,000	70	58	3Q24	5.50% - 6.00%
Galen Aurora	Denver, CO	1		2,768		37,232		40,000	72	100	2Q25	5.50% - 6.00%
McKinney Medical Center	Dallas, TX	1		1,415		48,585		50,000	120	62	2Q25	7.25% - 7.75%
		3	**$**	**14,361**	**$**	**106,639**	**$**	**121,000**	**262**	**71**		
Total		**7**	**$**	**410,305**	**$**	**216,695**	**$**	**627,000**	**799**	**49**		

(1) Includes lease commissions and tenant improvements incurred to date, and projected lease commissions through Occupancy.
(2) Initial Occupancy is generally reflective of revenue recognition commencement, which may not coincide with the start of cash rental payments. Cash rental payments generally occur three to six months following Initial Occupancy.
(3) Yields shown in table are rounded to the nearest 0.25% and include cash rents at the time of projected stabilization.
(4) Total project capacity and Development costs for Vantage - Phase I are 343,000 square feet and $438 million, respectively, including 154,000 square feet / $201 million placed in service in 4Q23. During the quarter, Vantage - Phase I generated non-stabilized Portfolio NOI and Portfolio Cash (Adjusted) NOI of $1.9 and $0.5 million, respectively.
(5) Amounts in the table above exclude 40,000 square feet related to the amenity building and include $84 million of construction cost related to the amenity building. We expect tenants to pay rent on their pro-rata share of the amenity building based on the total campus' capacity.
(6) For multiple building projects, Initial Occupancy is reflective of the first tenant's occupancy date.
(7) As of January 10, 2024, Healthpeak formed a 65% Breakthrough / 35% Healthpeak joint venture for the two Callan Ridge properties. Cash rental payments for the first building commenced July 2023 and cash rental payments for the second building are scheduled to begin in July 2024. Initial occupancy of 1Q25 is delayed due to tenant-driven delays with tenant improvements within both buildings.

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Redevelopments and Land Held for Development

As of December 31, 2023, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

Project[1]	MSA	Property Type	Property Count	Incremental Costs CIP	Incremental Costs Cost to Complete[2]	Incremental Costs Estimated Total	Estimated Completion Date
Pointe Grand[3]	San Francisco, CA	Lab	5	$ 28,316	$ 74,684	$ 103,000	3Q24 - 3Q25
Portside at Oyster Point	San Francisco, CA	Lab	2	12,920	29,080	42,000	2Q24 - 4Q25
Sierra Point Towers	San Francisco, CA	Lab	1	14,834	11,166	26,000	1Q25
Directors Place	San Diego, CA	Lab	3	388	25,612	26,000	4Q24 - 3Q25
			11	**$ 56,458**	**$ 140,542**	**$ 197,000**	

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Currently Entitled Rentable Sq. Ft.[4]	Original Investment	Incremental Investment[5]	Investment to Date
Vantage - Remaining Phases	San Francisco, CA	Lab	12	1,300	$ 129,154	$ 29,813	$ 158,967
West Cambridge Alewife[6]	Boston, MA	Lab	24	N/A	317,212	29,607	346,819
Vista Sorrento	San Diego, CA	Lab	10	N/A	43,850	8,228	52,078
Remaining[7]	Various	Various	33	N/A	115,835	23,926	139,760
			79		**$ 606,051**	**$ 91,574**	**$ 697,624**

(1) During the quarter, the Arlington outpatient medical redevelopment and a portion of one Pointe Grand building including 86,000 square feet / $32 million were completed and placed in service.
(2) Includes lease commissions and tenant improvements incurred to date, and projected lease commissions through Occupancy.
(3) Includes five of seven buildings that are part of our JV in our Pointe Grand campus. The redevelopment of one building was completed during the third quarter and the remaining building is expected to enter redevelopment in the first half of 2024.
(4) Excludes square feet of adjacent land development opportunities at our lab and outpatient medical buildings, along with significant developable land at our existing CCRC campuses.
(5) Includes capitalized interest, entitlement and pre-construction costs.
(6) Excludes 15 acres and $336 million, which are currently included in our operating portfolio and may be densified in the future.
(7) Includes 9 acres as part of the Needham Land Parcel JV at our 37.5% share, 9 acres as part of our Towers at Sierra Point land parcel, and 6 acres as part of our Torreyana land parcel.

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Capital Expenditures[1]

For the three and twelve months ended December 31, 2023, dollars in thousands, except per unit/square foot

FOURTH QUARTER		Lab	Outpatient Medical	CCRC	Other	Total
Portfolio at share						
Recurring capital expenditures	$	6,678 $	16,015 $	12,333 $	617 $	35,643
Tenant improvements - 2nd generation		515	5,091	—	—	5,606
Lease commissions - 2nd generation		939	4,583	—	—	5,522
AFFO capital expenditures[2]	**$**	**8,132 $**	**25,689 $**	**12,333 $**	**617 $**	**46,771**
Revenue enhancing capital expenditures		6,651	26,165	22,593	1,267	56,677
Casualty related capital expenditures		—	91	4,014	393	4,498
Development[3]		39,669	7,796	—	—	47,465
Redevelopment[3]		32,554	642	—	—	33,195
Capitalized interest		14,232	204	—	—	14,436
Total capital expenditures	**$**	**101,238 $**	**60,587 $**	**38,939 $**	**2,278 $**	**203,043**
Recurring capital expenditures per unit/sq. ft.		$0.62 per Sq. Ft.	$0.72 per Sq. Ft.	$1,737 per Unit	$344 per Unit	

FULL YEAR		Lab	Outpatient Medical	CCRC	Other	Total
Portfolio at share						
Recurring capital expenditures	$	8,899 $	29,585 $	22,690 $	3,136 $	64,311
Tenant improvements - 2nd generation		1,372	24,626	—	—	25,998
Lease commissions - 2nd generation		7,110	14,826	—	—	21,936
AFFO capital expenditures[2]	**$**	**17,381 $**	**69,037 $**	**22,690 $**	**3,136 $**	**112,245**
Revenue enhancing capital expenditures		51,672	76,192	56,805	4,305	188,974
Casualty related capital expenditures		—	4,812	24,551	1,470	30,833
Initial Capital Expenditures ("ICE")		—	4,391	—	—	4,391
Development[3]		257,441	14,303	—	—	271,744
Redevelopment[3]		112,924	23,684	2,779	—	139,387
Capitalized interest		57,284	1,157	53	—	58,494
Total capital expenditures	**$**	**496,702 $**	**193,575 $**	**106,879 $**	**8,911 $**	**806,067**
Recurring capital expenditures per unit/sq. ft.		$0.83 per Sq. Ft.	$1.34 per Sq. Ft.	$3,192 per Unit	$1,748 per Unit	

(1) Excludes corporate capitalized costs such as IT systems, furniture, fixtures and equipment at corporate or satellite offices, etc.
(2) Includes AFFO capital expenditures on unconsolidated JVs for the quarter of $0.8 million and $3.8 million full year. Excludes noncontrolling interest share of AFFO capital expenditures on consolidated joint ventures for the quarter of $0.8 million and $2.1 million full year, which are included in the Other AFFO adjustments line item of the Adjusted Funds From Operations reconciliation.
(3) Development and Redevelopment include related tenant improvements and lease commissions.

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25 Return to TOC Portfolio Diversification As of and for the quarter ended December 31, 2023, dollars in thousands PORTFOLIO INCOME BY MSA MSA Property Count(1) Lab Outpatient Medical CCRC Other Total % of Total San Francisco, CA 84 $ 93,349 $ 993 $ — $ — $ 94,342 30 Boston, MA 21 37,114 740 — — 37,853 12 San Diego, CA 37 25,693 728 — — 26,420 9 Dallas, TX 35 — 19,900 — 224 20,123 7 Houston, TX 40 — 9,595 1,374 2,676 13,646 4 Tampa, FL 6 — 450 10,164 — 10,615 3 Philadelphia, PA 6 — 4,782 4,464 — 9,245 3 Denver, CO 20 — 6,176 — 1,325 7,501 2 Nashville, TN 17 — 7,340 — — 7,340 2 Seattle, WA 7 — 6,494 — — 6,494 2 Louisville, KY 11 — 5,327 — — 5,327 2 Remaining 186 1,650 51,908 13,478 1,698 68,735 22 Portfolio Cash (Adjusted) NOI 470 $ 157,805 $ 114,432 $ 29,481 $ 5,924 $ 307,641 98 Interest income — — — — 4,979 4,979 2 Portfolio Income 470 $ 157,805 $ 114,432 $ 29,481 $ 10,903 $ 312,621 100 (1) Excludes seven properties in Development.

Lab

As of and for the quarter ended December 31, 2023, dollars and square feet in thousands

INVESTMENTS[(1)]

MSA	Property Count	Portfolio Investment	Portfolio Cash (Adjusted) NOI	Total Square Feet	Occupancy %	Annualized Base Rent %
San Francisco, CA	83	$ 4,557,969	$ 93,349	5,610	96.4	59.9
Boston, MA	20	2,517,665	37,114	2,738	97.0	23.8
San Diego, CA	35	1,221,748	25,693	2,371	97.8	15.2
Remaining	4	61,703	1,650	240	100.0	1.1
	142	**$ 8,359,085**	**$ 157,805**	**10,959**	**96.9**	**100.0**

SAME-STORE

	4Q22	1Q23	2Q23	3Q23	4Q23	Year-Over-Year Growth
Property Count	120	120	120	120	120	—
Portfolio Investment	$ 6,842,997	$ 6,852,726	$ 6,862,730	$ 6,881,108	$ 6,892,743	
Square Feet	9,427	9,427	9,427	9,427	9,427	
Occupancy %	98.7	98.2	97.4	97.2	96.6	-210 bps
Portfolio Real Estate Revenues	$ 177,940	$ 177,266	$ 181,000	$ 177,954	$ 172,594	(3.0%)
Portfolio Operating Expenses	(47,726)	(49,598)	(46,655)	(50,272)	(47,376)	(0.7%)
Portfolio NOI	**$ 130,214**	**$ 127,668**	**$ 134,346**	**$ 127,682**	**$ 125,218**	**(3.8%)**
Portfolio Cash Real Estate Revenues	$ 166,447	$ 171,570	$ 168,795	$ 172,405	$ 169,265	1.7%
Portfolio Cash Operating Expenses	(47,717)	(49,589)	(46,648)	(50,270)	(47,374)	(0.7%)
Portfolio Cash (Adjusted) NOI	**$ 118,730**	**$ 121,981**	**$ 122,146**	**$ 122,136**	**$ 121,891**	**2.7%**
Portfolio Cash (Adjusted) NOI Margin %	71.3	71.1	72.4	70.8	72.0	70 bps
Pro Forma Portfolio Cash (Adjusted) NOI Margin %[(2)]	95.7	96.8	96.3	95.7	95.6	-10 bps

(1) Excludes four properties that are in Development, two of which are held for sale as of December 31, 2023.

(2) Approximately 85% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.

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Lab

As of December 31, 2023

TENANT CONCENTRATION[1]

Parent Name	Market Cap (in millions)	Cash and Liquid Investments (in millions)[2]	Weighted Average Remaining Lease Term in Years	Leased Square Feet Amount (in thousands)	Leased Square Feet % of Total Lab	Annualized Base Rent[3] Amount (in thousands)	Annualized Base Rent[3] % of Total Lab
Amgen	$ 154,142	$ 34,741	1.4	564	5	$ 47,058	8
Astellas Pharma	21,444	2,435	6.5	290	3	21,254	3
Bristol-Myers Squibb	104,403	7,685	5.7	242	2	16,588	3
Arcus Biosciences	1,430	799	8.0	260	2	16,094	3
Johnson & Johnson	377,317	23,511	7.3	246	2	15,836	3
Myriad Genetics	1,697	86	5.5	352	3	15,057	2
Novo Nordisk	461,550	6,751	11.0	199	2	14,349	2
Pfizer	162,560	44,182	5.9	180	2	13,670	2
Nkarta	324	276	9.4	130	1	12,683	2
Alphabet[4]	1,755,459	119,935	8.5	168	2	11,985	2
AstraZeneca	209,268	5,115	3.0	180	2	11,744	2
General Atomics	Private	Private	5.7	702	7	11,310	2
Denali Therapeutics	2,966	1,109	5.3	148	1	11,172	2
Allogene Therapeutics	540	466	8.2	131	1	9,650	2
Globus Medical	7,343	469	11.2	252	2	9,234	1
Pacira	1,567	235	6.5	174	2	8,756	1
Fog Pharmaceuticals	Private	Private	7.2	122	1	8,716	1
Seres Therapeutics	181	170	9.2	83	1	8,454	1
ElevateBio	Private	Private	6.2	142	1	7,873	1
Takeda	45,121	2,129	4.8	184	2	7,605	1
Remaining			5.6	5,846	55	342,324	55
			6.0	**10,595**	**100**	**$ 621,412**	**100**

ANNUALIZED BASE RENT[2]



$621M
Mid Cap Biotech 19%
Small Cap Biotech 16%
Private Biotech 19%
Large Cap Biopharma 29%
Medical Device 7%
Office 4%
R&D / University 6%

PEAK publicly-traded biotech classification criteria:

- Large Cap: market cap > $10B
- Mid Cap: market cap between $10B and $500M
- Small Cap: market cap < $500M

(1) Commencing January 2024, Revolution Medicines will lease an additional 40,000 square feet with Annualized Base Rent of $3.0 million, bringing their Annualized Base Rent to $10.0 million.
(2) Cash and Liquid Investments balance of public tenants based on the prior quarter's financials.
(3) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(4) Represents lab space leased by Calico, a life science subsidiary of Alphabet.

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Lab

As of December 31, 2023, dollars and square feet in thousands

LEASE EXPIRATION DATA

	Total				San Francisco		Boston		San Diego		Remaining[1]	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Leased Square Feet	Annualized Base Rent[2]	Leased Square Feet	Annualized Base Rent[2]	Leased Square Feet	Annualized Base Rent[2]	Leased Square Feet	Annualized Base Rent[2]
2024[2][3]	597	6	$ 39,248	6	559	$ 37,485	—	$ —	38	$ 1,763	—	$ —
2025	1,064	10	50,557	8	447	26,424	105	5,161	512	18,972	—	—
2026	618	6	30,694	5	309	18,329	47	3,209	262	9,155	—	—
2027	1,466	14	68,274	11	579	38,535	509	16,066	224	10,050	154	3,623
2028	690	7	37,206	6	158	10,229	516	25,744	16	1,234	—	—
2029	806	8	50,104	8	567	36,808	238	13,296	—	—	—	—
2030	1,334	13	94,051	15	815	61,423	345	23,872	174	8,756	—	—
2031	1,422	13	86,521	14	740	51,995	328	24,640	354	9,886	—	—
2032	889	8	56,909	9	506	34,606	244	12,591	140	9,713	—	—
2033	643	6	41,713	7	380	27,009	83	8,454	180	6,250	—	—
Thereafter	1,065	10	66,136	11	348	29,200	214	14,981	418	18,798	85	3,157
	10,595	**100**	**$ 621,412**	**100**	**5,409**	**$ 372,041**	**2,628**	**$ 148,014**	**2,318**	**$ 94,578**	**240**	**$ 6,780**

MATERIAL NEAR-TERM PURCHASE OPTIONS[1]

Maturity Year	Option Date[4]	Name	Property Count	MSA	Property Type	Cash (Adjusted) NOI Annualized	Option Price
2027, 2034	01/2026	Myriad Campus	4	Salt Lake City, UT	Lab	$ 6,863	$ 68,484

(1) In December 2023, we entered into an 85,000 square foot lease of one building, which expires in 2034. In connection with the lease, we granted a purchase option on that building and the three remaining buildings in Utah. If the purchase option is not exercised, a new lease of the entire 154,000 square feet at those three buildings is automatically commenced to lease those buildings through 2036. Healthpeak is the ground lessee across all four buildings through 2062.

(2) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments. Month-to-month and holdover leases are included in 2024 expirations.

(3) Includes 250,000 square feet related to the Oyster Point and Pointe Grand campuses, which are planned to undergo Redevelopment and 76,000 square feet of contingent lease expirations tied to the timing of the tenant's relocation to our Vantage Phase I development.

(4) Reflects the earliest point at which the purchase option can be exercised.

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Lab

As of December 31, 2023, square feet in thousands, presented at 100%

4Q23 LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1][2]	Tenant Improvements per Sq. Ft.[3][4]	Leasing Costs per Sq. Ft.[3][4]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of September 30, 2023	**10,587**	**$ 57.60**					
Developments placed in service	154	85.80					
Redevelopments placed in service	86	89.97					
Properties placed in (re)development	(168)	47.68					
Expirations	(66)	62.05					
Renewals, amendments and extensions	35	57.35	(7.6)	$ —	$ 3.52	60	49.4%
New lease commencements	19	80.85		7.96	2.49	77	
Terminations[5]	(52)	67.26					
Leased Square Feet as of December 31, 2023	**10,595**	**$ 58.65**					

FULL YEAR LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1][6]	Tenant Improvements per Sq. Ft.[3][4]	Leasing Costs per Sq. Ft.[3][4]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2022	**10,658**	**$ 55.10**					
Developments placed in service	318	85.35					
Redevelopments placed in service	286	84.11					
Properties placed into (re)development	(413)	62.07					
Expirations	(400)	66.02					
Renewals, amendments and extensions	197	80.34	22.8	$ 3.73	$ 3.23	51	49.4%
New lease commencements	220	71.62		3.77	2.30	81	
Terminations	(271)	68.39					
Leased Square Feet as of December 31, 2023	**10,595**	**$ 58.65**					

(1) Change in cash rents is based on renewals executed during the quarter and represents expiring rate compared to renewal rate.
(2) Change in cash rents for the quarter is primarily related to a renewal on 10-year old space with no additional tenant improvement allowance from Healthpeak.
(3) Average cost per lease year.
(4) New lease commencements excludes tenant improvements and leasing costs on 5,000 square feet of retail amenity space.
(5) Current quarter terminations include 40,000 square feet with Adverum, which has been re-leased to Revolution Medicines commencing January 2024, and a proactive early termination of 12,000 square feet with Alumis as part of their relocation to 55,000 square feet in our Pointe Grand redevelopment, which commenced last quarter.
(6) The change in cash rents excludes a 103,000 square feet expansion based lease renewal that will affect rents beginning in December 2033.

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Lab

As of and for the quarter ended December 31, 2023, dollars and square feet in thousands

LEASE TYPE

	Annualized Base Rent					
	San Francisco	Boston	San Diego	Remaining	Total	% of Total
Triple-Net[1]	$ 350,106	$ 130,693	$ 91,943	$ 6,780	$ 579,521	93.3
Base Year[2]	21,051	17,181	2,459	—	40,690	6.5
Gross[3]	884	141	176	—	1,201	0.2
Total	**$ 372,041**	**$ 148,014**	**$ 94,578**	**$ 6,780**	**$ 621,412**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	San Francisco	Boston	San Diego	Remaining	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	—	20	—	240	260	2.4	39 [4]
Fee Simple	5,610	2,719	2,371	—	10,699	97.6	
Total	**5,610**	**2,738**	**2,371**	**240**	**10,959**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Annualized Base Rent	% of Annualized Base Rent	Escalator %
Fixed	$ 614,633	98.9	3.2
CPI	6,780	1.1	4.1 [5]
Total	**$ 621,412**	**100.0**	**3.2**

(1) Includes net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.

(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.

(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.

(4) Includes renewal options.

(5) Includes both pure CPI leases and leases with a CPI floor averaging 2%. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

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Outpatient Medical

As of and for the quarter ended December 31, 2023, dollars and square feet in thousands

PORTFOLIO BY MARKET[(1)(2)]

					Total Square Feet						
					On-campus		Off-campus[(3)]		Total		
MSA	Property Count	Portfolio Investment	Portfolio Cash (Adjusted) NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	33	$ 927,374	$ 19,900	93.2	2,067	1,472	209	54	2,276	1,526	16
Houston, TX	32	537,765	9,595	85.1	1,660	1,421	237	—	1,897	1,421	14
Nashville, TN	17	320,241	7,340	88.6	1,512	10	119	—	1,631	10	7
Seattle, WA	7	309,608	6,494	90.7	674	39	—	—	674	39	3
Denver, CO	16	391,613	6,176	86.4	1,079	—	35	—	1,114	—	5
Louisville, KY	11	253,222	5,327	95.9	668	17	448	—	1,116	17	5
Philadelphia, PA	4	444,296	4,782	75.8	694	—	436	144	1,129	144	5
Phoenix, AZ	13	245,940	4,297	92.6	519	70	281	—	800	70	4
Miami, FL	11	153,570	3,101	89.3	543	—	—	30	543	30	2
Kansas City, MO	6	130,640	2,801	92.1	349	89	—	8	349	97	2
Salt Lake City, UT	10	130,713	2,749	91.7	434	—	136	7	569	7	2
New York, NY	3	172,782	2,311	100.0	—	—	—	537	—	537	2
Greenville, SC	14	157,970	2,261	100.0	135	657	—	51	135	708	4
Minneapolis, MN	5	128,599	1,995	92.9	228	—	—	81	228	81	1
Las Vegas, NV	5	109,863	1,779	95.5	342	—	—	—	342	—	1
Ogden, UT	8	92,008	1,638	90.6	338	—	—	60	338	60	2
Washington, DC	4	103,496	1,557	90.6	55	29	186	—	242	29	1
Indianapolis, IN	4	117,216	1,514	100.0	180	46	39	—	219	46	1
Fresno, CA	1	59,689	1,370	100.0	—	56	—	—	—	56	—
Los Angeles, CA	4	96,560	1,319	83.3	161	—	66	—	227	—	1
Remaining	86	1,518,018	26,127	92.8	2,338	1,477	636	716	2,974	2,193	22
	294	**$ 6,401,183**	**$ 114,432**	**90.7**	**13,977**	**5,383**	**2,828**	**1,687**	**16,805**	**7,070**	**100**

(1) Properties that are held for sale are included in property count, Investment, Cash (Adjusted) NOI, and square feet but are excluded from Occupancy. One property is held for sale as of December 31, 2023.
(2) Excludes three properties that are in Development.
(3) Includes Outpatient Medical buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

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Outpatient Medical | Same-Store

As of and for the quarter ended December 31, 2023, dollars and square feet in thousands

SAME-STORE

	4Q22	1Q23	2Q23	3Q23	4Q23	Year-Over-Year Growth
Property Count	280	280	280	280	280	–
Portfolio Investment	$ 5,807,062	$ 5,844,114	$ 5,874,574	$ 5,911,347	$ 5,959,055	
Square Feet	22,545	22,560	22,561	22,567	22,568	
Occupancy %	91.4	91.1	91.2	91.2	91.6	20 bps
Portfolio Real Estate Revenues	$ 162,347	$ 163,836	$ 164,515	$ 168,770	$ 166,551	2.6%
Portfolio Operating Expenses	(54,947)	(55,854)	(56,295)	(58,419)	(56,685)	3.2%
Portfolio NOI	**$ 107,400**	**$ 107,982**	**$ 108,220**	**$ 110,351**	**$ 109,866**	**2.3%**
Portfolio Cash Real Estate Revenues	$ 157,000	$ 159,569	$ 160,160	$ 164,819	$ 163,154	3.9%
Portfolio Cash Operating Expenses	(54,291)	(55,240)	(55,651)	(57,777)	(56,047)	3.2%
Portfolio Cash (Adjusted) NOI	**$ 102,710**	**$ 104,329**	**$ 104,510**	**$ 107,041**	**$ 107,107**	**4.3%**
Portfolio Cash (Adjusted) NOI Margin %	65.4	65.4	65.3	64.9	65.6	20 bps
Pro Forma Portfolio Cash (Adjusted) NOI Margin %[1]	80.0	80.1	79.9	80.7	80.7	70 bps

(1) Approximately 50% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.



396
396

Bolingbrook Outpatient Medical building
Bolingbrook, IL

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Outpatient Medical

As of December 31, 2023, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

				Total Square Feet							
Health System	MSA	Property Count	Credit Rating	On-Campus	Adjacent[1]	Anchored[1]	Unaffiliated Off-Campus	Total	% of Total Outpatient Medical	% Directly Leased by Health System	Weighted Average Remaining Lease Term
HCA	Dallas TX, Nashville TN, Denver CO, Various	115	Baa3	9,550	183	318	—	10,052	42.1	24.8	7.4
Memorial Hermann	Houston TX	16	Aa3	1,709	—	83	—	1,791	7.5	4.1	6.4
Norton Healthcare	Louisville KY	10	—	685	329	—	—	1,014	4.2	2.8	4.9
Community Health Systems	Various	16	Caa2	976	—	—	—	976	4.1	4.7	6.2
Prisma Health System	Greenville SC	14	A3	792	—	51	—	843	3.5	2.1	4.6
Thomas Jefferson Univ Hospital	Philadelphia PA	1	A3	694	—	—	—	694	2.9	1.8	2.8
Providence Health & Services	Seattle WA	6	A2	610	—	—	—	610	2.6	1.1	2.0
Atlantic Health	New York NY	3	Aa3	—	—	537	—	537	2.2	2.7	8.8
HonorHealth	Phoenix AZ	9	A2	421	107	—	—	528	2.2	0.7	4.3
CommonSpirit	Various	8	Baa1	442	32	—	—	474	2.0	1.7	2.6
UPENN Health System	Philadelphia PA	1	Aa3	—	436	—	—	436	1.8	1.0	6.1
Tenet Healthcare	San Antonio TX, Phoenix AZ	4	B1	295	—	90	—	384	1.6	0.6	4.4
Encompass Health	Various	4	Ba3	310	—	—	—	310	1.3	1.5	8.3
Orlando Health	Tampa FL, Orlando FL	2	A2	289	—	—	—	289	1.2	0.3	5.0
Steward Health	Houston TX, Phoenix AZ	2	—	268	—	—	—	268	1.1	0.2	5.1
Baylor Scott & White Health	Dallas TX	4	Aa3	138	—	69	—	207	0.9	0.5	0.8
Bon Secours Mercy Health	Richmond VA, Cincinnati OH	4	A2	60	—	134	—	194	0.8	0.5	3.7
Franciscan Alliance	Indianapolis IN	2	Aa3	180	—	—	—	180	0.8	0.8	2.8
Ascension Health	Pensacola FL, Indianapolis IN	4	Aa2	85	—	94	—	179	0.8	0.7	4.6
Medical Univ of South Carolina	Florence SC	3	Aa3	172	—	—	—	172	0.7	0.9	8.0
Remaining - credit rated		36		1,008	292	717	—	2,017	8.4		
Remaining - not credit rated		30		675	91	372	582	1,719	7.2		
Total		**294**		**19,360**	**1,470**	**2,464**	**582**	**23,875**	**100.0**	**53.6**	**5.4**
% of Total				**81.1**	**6.2**	**10.3**	**2.4**				
Total Healthcare Affiliated						**97.6%**					

(1) Denotes whether the Outpatient Medical building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

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Outpatient Medical

As of and for the quarter ended December 31, 2023, dollars and square feet in thousands

LEASE EXPIRATION DATA[1]

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Leased Square Feet	Annualized Base Rent[2]	Leased Square Feet	Annualized Base Rent[2]
2024[2]	2,877	13.3	$ 85,517	15.6	2,272	$ 68,838	606	$ 16,679
2025	2,898	13.4	70,052	12.8	2,603	61,807	294	8,245
2026	2,055	9.5	57,412	10.5	1,745	49,155	311	8,258
2027	1,884	8.7	51,522	9.4	1,515	41,523	369	9,999
2028	2,554	11.8	57,173	10.4	2,294	50,515	260	6,658
2029	1,438	6.7	38,471	7.0	1,142	31,034	295	7,437
2030	1,310	6.1	36,069	6.6	934	26,530	376	9,539
2031	1,654	7.7	41,046	7.5	1,267	29,956	387	11,090
2032	1,376	6.4	28,376	5.2	685	14,687	691	13,688
2033	917	4.2	27,375	5.0	613	17,775	304	9,600
Thereafter	2,637	12.2	55,885	10.2	2,415	49,496	221	6,389
	21,600	**100**	**$ 548,900**	**100**	**17,486**	**$ 441,317**	**4,114**	**$ 107,583**

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[3]	Name	Property Count	MSA	Property Type	Cash (Adjusted) NOI Annualized	Option Price
2026	10/2025	Innovation	1	San Diego, CA	Outpatient medical	$ 1,488	$ 31,700

(1) Excludes one asset held for sale at December 31, 2023.
(2) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments. Month-to-month and holdover leases are included in 2024 expirations.
(3) Reflects the earliest point at which the purchase option can be exercised.

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Outpatient Medical

As of December 31, 2023, square feet in thousands, presented at 100%

4Q23 LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1]	Tenant Improvements per Sq. Ft.[2]	Leasing Costs per Sq. Ft.[2]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of September 30, 2023	**21,482**	**$ 26.77**					
Expirations	(641)	29.41					
Renewals, amendments and extensions	554	29.34	3.6	$ 2.11	$ 0.89	73	79.9%
New lease commencements	212	28.61		5.63	1.64	87	
Terminations	(7)	26.75					
Leased Square Feet as of December 31, 2023	**21,600**	**$ 26.90**					

FULL YEAR LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1][3]	Tenant Improvements per Sq. Ft.[2]	Leasing Costs per Sq. Ft.[2]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2022	**21,698**	**$ 26.04**					
Assets held for sale	(35)	30.24					
Dispositions	(126)	28.67					
Expirations	(4,303)	28.20					
Renewals, amendments and extensions	3,702	28.59	3.8	2.53	0.95	67	79.9%
New lease commencements	726	28.42		5.72	1.65	83	
Terminations	(62)	26.82					
Leased Square Feet as of December 31, 2023	**21,600**	**$ 26.90**					

(1) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease. Change in cash rents is based on renewals executed during the period and represents expiring rate compared to renewal rate.
(2) Average cost per lease year.
(3) Excludes a 1.3 million square foot lease renewal for which rents are percentage based.

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Outpatient Medical

As of and for the quarter ended December 31, 2023, square feet in thousands

LEASE TYPE

	Leased Square Feet					
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total
Triple-Net[(1)]	11,181	684	2,108	86	14,058	65.1
Base Year[(2)]	5,290	536	157	421	6,403	29.6
Gross[(3)]	1,016	9	100	14	1,139	5.3
Total	**17,486**	**1,229**	**2,365**	**521**	**21,600**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	8,862	32	442	72	9,407	39.4	78 [(5)]
Fee Simple	10,498	1,438	2,022	510	14,467	60.6	
Total	**19,360**	**1,470**	**2,464**	**582**	**23,875**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Leased Square Feet	% of Square Feet	Escalator %
Fixed	20,461	94.7	2.8
CPI	1,139	5.3	3.9 [(6)]
Total	**21,600**	**100.0**	**2.9**

PROVIDER SPECIALTY

	Healthpeak	National Benchmark[(4)]
Types of Specialties		
Orthopedics	10%	4%
Obstetrics / Gynecology	8%	5%
General / Specialty Surgery	8%	4%
Ambulatory Surgery Center	7%	N/A
Cardiovascular	6%	4%
Oncology	6%	3%
Imaging / Radiology	4%	3%
Neurology	4%	2%
Gastroenterology	3%	2%
Other	27%	40%
Total Specialties	**83%**	**67%**
Primary Care	**17%**	**33%**
Total	**100%**	**100%**

(1) Includes both triple-net lease structures, in which the tenant is directly responsible for all operating expenses of the property, and net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.
(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.
(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.
(4) U.S. physicians breakdown from AAMC, 2022 Physician Specialty Data Book.
(5) Includes renewal options.
(6) Includes both pure CPI leases, leases with a CPI floor averaging 2%, and certain leases containing CPI ceilings. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

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CCRC

As of and for the quarter ended December 31, 2023, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Property Count	Net Portfolio Investment[1]	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI	Units	Occupancy %	REVPOR CCRC	NREF Cash Collections
Life Care Services	13	$ 1,305,926	$ 95,707	$ 19,080	$ (89,840)	$ 24,947	6,045	85.9	$ 7,365	$ 25,295
Sunrise Senior Living	2	267,610	18,528	3,025	(16,582)	4,971	1,052	79.4	8,598	5,723
Remaining	—	—	—	—	(438)	(438)	N/A	N/A	N/A	—
Total	**15**	**$ 1,573,536**	**$ 114,235**	**$ 22,105**	**$ (106,860)**	**$ 29,481**	**7,097**	**84.9**	**$ 7,536**	**$ 31,019**

TOTAL CCRC PORTFOLIO

	4Q22	1Q23	2Q23	3Q23	4Q23
Property count	15	15	15	15	15
Gross Portfolio Investment	$ 2,285,837	$ 2,305,971	$ 2,332,631	$ 2,353,693	$ 2,387,437
Net Portfolio Investment[1]	1,498,292	1,514,431	1,537,186	1,545,592	1,573,536
Units	7,183	7,107	7,108	7,112	7,097
IL, AL, and Memory Care Occupancy %	82.2	83.0	83.3	83.8	84.6
Skilled Nursing Occupancy %	83.4	83.7	84.1	84.6	86.7
Total Occupancy %	82.4	83.1	83.4	83.9	84.9
REVPOR CCRC	$ 7,090	$ 7,179	$ 7,317	$ 7,477	$ 7,536
REVPOR CCRC excluding NREF Amortization	5,892	6,056	6,175	6,315	6,314
NREF Cash Collections	$ 27,858	$ 28,791	$ 30,726	$ 36,117	$ 31,019
NREF Amortization	21,260	19,887	20,382	20,823	22,105
Portfolio Real Estate Revenues	$ 125,920	$ 127,221	$ 130,231	$ 133,808	$ 136,340
Portfolio Operating Expenses before management fee	(96,667)	(97,206)	(97,481)	(100,454)	(100,859)
Management fee	(3,444)	(3,918)	(4,174)	(4,319)	(5,061)
Portfolio NOI	**$ 25,809**	**$ 26,097**	**$ 28,575**	**$ 29,036**	**$ 30,420**
Portfolio Cash Real Estate Revenues	$ 125,920	$ 127,221	$ 130,231	$ 133,808	$ 136,340
Portfolio Cash Operating Expenses before management fee	(94,366)	(97,156)	(98,209)	(100,454)	(101,799)
Management fee	(3,444)	(3,918)	(4,174)	(4,319)	(5,061)
Portfolio Adjusted NOI	**$ 28,109**	**$ 26,147**	**$ 27,848**	**$ 29,036**	**$ 29,481**
Portfolio Adjusted NOI Margin %	22.3	20.6	21.4	21.7	21.6

(1) Net Portfolio Investment is gross Portfolio Investment as defined in the Glossary less Non-Refundable Entrance Fees ("NREFs") and refundable Entrance Fees, which appear on our Consolidated Balance Sheet in the Deferred revenue line and Accounts payable, accrued liabilities and other liabilities line, respectively. As of December 31, 2023, the balances of NREFs and refundable Entrance Fees were $562.0 million and $251.9 million, respectively.

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38 Return to TOC CCRC As of and for the quarter ended December 31, 2023, dollars in thousands, except REVPOR SAME-STORE 4Q22 1Q23 2Q23 3Q23 4Q23 Year-Over-Year Growth Property count 15 15 15 15 15 — Net Portfolio Investment $ 1,498,292 $ 1,514,431 $ 1,533,060 $ 1,541,511 $ 1,570,388 Units 7,183 7,107 7,100 7,100 7,085 IL, AL, and Memory Care Occupancy % 82.2 83.0 83.3 83.8 84.6 240 bps Skilled Nursing Occupancy % 83.4 83.7 84.1 84.6 86.7 330 bps Total Occupancy % 82.4 83.1 83.4 83.9 84.9 250 bps REVPOR CCRC $ 7,090 $ 7,171 $ 7,314 $ 7,477 $ 7,535 6.3% REVPOR CCRC excluding NREF Amortization 5,892 6,049 6,173 6,315 6,315 7.2% Portfolio Real Estate Revenues $ 125,873 $ 127,084 $ 129,999 $ 133,603 $ 136,083 8.1% Portfolio Operating Expenses (99,769) (100,678) (101,210) (104,236) (105,416) 5.7% Portfolio NOI $ 26,104 $ 26,407 $ 28,789 $ 29,367 $ 30,667 17.5% Portfolio Cash Real Estate Revenues $ 125,873 $ 127,084 $ 129,999 $ 133,603 $ 136,083 8.1% Portfolio Cash Operating Expenses (97,469) (100,628) (101,938) (104,236) (106,356) 9.1% Portfolio Adjusted NOI $ 28,404 $ 26,457 $ 28,062 $ 29,367 $ 29,727 4.7% Portfolio Adjusted NOI Margin % 22.6 20.8 21.6 22.0 21.8 -80 bps Same-Store Cypress Village Jacksonville, FL 38 Return to TOC

Other

As of and for the quarter ended December 31, 2023, dollars in thousands, except REVPOR

SOVEREIGN WEALTH FUND SENIOR HOUSING JV AT SHARE

	4Q22	1Q23	2Q23	3Q23	4Q23	Year-Over-Year Growth
Property count	19	19	19	19	19	—
Investment	$ 464,068	$ 465,707	$ 467,765	$ 470,299	$ 471,413	
Units	3,354	3,354	3,354	3,354	3,354	
Occupancy %	78.3	78.0	78.3	79.3	78.6 (1)	30 bps
REVPOR	$ 4,250	$ 4,633	$ 4,584	$ 4,573	$ 5,005 (1)	17.8%
Portfolio Real Estate Revenues	$ 18,969	$ 20,574	$ 20,262	$ 20,572	$ 21,247	12.0%
Portfolio Operating Expenses before management fee	(13,927)	(14,036)	(13,652)	(14,458)	(14,762)	6.0%
Management fee	(901)	(970)	(966)	(981)	(987)	9.5%
Portfolio NOI	**$ 4,140**	**$ 5,569**	**$ 5,644**	**$ 5,133**	**$ 5,498**	**32.8%**
Portfolio Cash Real Estate Revenues	$ 19,024	$ 20,566	$ 20,278	$ 20,567	$ 21,167	11.3%
Portfolio Cash Operating Expenses before management fee	(13,935)	(14,049)	(13,679)	(14,480)	(14,256)	2.3%
Management fee	(901)	(970)	(966)	(981)	(987)	9.5%
Portfolio Cash (Adjusted) NOI	**$ 4,188**	**$ 5,547**	**$ 5,634**	**$ 5,106**	**$ 5,924**	**41.4%**
Portfolio Cash (Adjusted) NOI Margin %	22.0	27.0	27.8	24.8	28.0	600 bps

DEBT INVESTMENTS

			Weighted Average as of December 31, 2023	
	Investment[2]	Interest Income	Yield[3]	Maturity in Years[4]
Seller financing loans	$ 178,547	$ 4,979	11.7%	0.1
Total Debt Investments	**$ 178,547**	**$ 4,979**	**11.7%**	**0.1**

(1) During the quarter, a property re-entered Occupancy and REVPOR following redevelopment. Excluding that property from 4Q23, Occupancy and REVPOR would have been 79.7% and $4,666, respectively.

(2) Excludes $2.8 million of estimated reserves for loan losses under the current expected credit losses accounting standard in accordance with ASC 326, and resident loans on CCRC entrance fee contracts of $42.7 million.

(3) Seller financing loans receivable have floating interest rates subject to certain floors.

(4) In January 2024, a seller financing loan was extended, bringing the weighted average maturity in years to 0.4.

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40 Return to TOC 2024 Outlook Information(1) Projected full year 2024, dollars in millions, except per share amounts FY 2024 Outlook February 8, 2024 2024 Outlook Ranges and Supplemental Information(1) Diluted earnings per common share $0.07 - $0.13 Diluted Nareit FFO per common share $1.54 - $1.60 Diluted FFO as adjusted per common share $1.73 - $1.79 Diluted AFFO per common share $1.50 - $1.56 Total Portfolio Year-Over-Year Same-Store Cash NOI Growth(2)(3) 2.25% - 3.75% Other Key Assumptions General and administrative (excl. restructuring and severance-related charges) $95 - $105 Interest expense (net of capitalized interest)(4) $300 - $330 Sources and Uses(5) Transaction term loan $750 Sales / joint venture proceeds(6) $130 Seller financing repayments $0 - $100 Retained earnings $220 - $270 Total Sources $1,110 - $1,250 Development, redevelopment and revenue enhancing capex(7) $700 - $800 Debt repayments $210 Other / transaction costs $190 - $240 Total Uses $1,100 - $1,250 (1) These 2024 outlook ranges provide a framework for metrics of Healthpeak following the merger with Physicians Realty Trust. Assumes closing date of March 1, 2024 and weighted average share count of approximately 690 million for 2024. We expect to finalize 2024 guidance in late April once 1Q books are closed and GAAP merger adjustments are finalized. (2) Components of same-store outlook: Outpatient Medical 2.50% - 3.50%; Lab 1.50% - 3.00%; CCRC 4.00% - 8.00%. (3) Same-store outlook for Total Portfolio and Outpatient Medical includes properties acquired through the merger with Physicians Realty Trust as though the properties that meet our same-store definition had been owned for all of 2023 and 2024. (4) Initial outlook assumes approximately ($20) million debt mark-to-market assuming approximately 5% 5-year treasury rate. (5) High level cash sources and uses; excludes equity issued in merger and $1.9 billion of debt assumed in merger. (6) Includes the joint venture entered through the sale of a 65% interest in the Callan Ridge lab campus in January 2024. (7) Includes our share of unconsolidated JVs.

Return to TOC 41 Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges. Adjusted Funds From Operations (“AFFO”)* See the “Adjusted Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our CCRC segment, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include expense recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Completion Date - Development/Redevelopment For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements. Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDAre and Adjusted EBITDAre* EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. Enterprise Debt* Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Enterprise Gross Assets* Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Enterprise Secured Debt* Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Return to TOC 42 Glossary Net Operating Income (“NOI”) and Cash (Adjusted) NOI* NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Cash (Adjusted) NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash (Adjusted) NOI include the Company's pro rata share of NOI and Cash (Adjusted) NOI from its unconsolidated JVs and exclude noncontrolling interests’ pro rata share of NOI and Cash (Adjusted) NOI from consolidated joint ventures. See the "Net Operating Income ("NOI") and Cash (Adjusted) NOI" definition included in the accompanying Discussion and Reconciliation of Non-GAAP Financial Measures for further information regarding the impact of the Company's pro rata share on these measures. Occupancy For lab buildings and outpatient medical buildings, Occupancy represents rentable square feet where leases have commenced (certificate of occupancy received), including month-to-month leases, as of the end of the period reported divided by total rentable square feet. For senior housing facilities, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available based on units. The percentages shown are weighted to reflect our share and exclude facilities that are currently in Development, vacant square feet under lease-up in newly completed or recently redeveloped facilities, senior housing facilities acquired during the relevant period where a full calendar quarter is not available, and facilities held for sale. Senior housing occupancy was derived solely from information provided by operators without independent verification by us. Portfolio Adjusted NOI* Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses. Portfolio Operating Expenses and Portfolio Cash Operating Expenses* Portfolio Operating Expenses and Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent Portfolio Operating Expenses after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense. Portfolio Income* Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs. Management believes that Portfolio Income is an important supplemental measure because it provides relevant and useful information regarding our performance; specifically, it is a measure of our property level profitability of the Company inclusive of interest income. Management believes that net income (loss) is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Financial Leverage* Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds From Operations (“Nareit FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding Nareit FFO and FFO as Adjusted. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment and Portfolio Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Net Debt to Adjusted EBITDAre* Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Return to TOC 43 Glossary Portfolio Real Estate Revenues* and Portfolio Cash Real Estate Revenues* Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income. Projected Stabilized Yield Projected Cash (Adjusted) NOI at Stabilization divided by the expected total development costs. Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease and leases in assets designated as Held for Sale. REVPOR* The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR relates to our Other non-reportable segment. REVPOR CCRC* The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, or acquired during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same-Store (“SS”)* Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Same-Store NOI and Adjusted NOI (see NOI definition above for further discussion regarding our use of pro-rata share information and its limitations). Same-Store NOI and Adjusted NOI exclude government grant income under the CARES Act. Same-Store Adjusted NOI also excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments. Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered Stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Capacity Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Lab buildings and outpatient medical buildings are measured in square feet, excluding square footage for development or square footage removed from service for redevelopment properties prior to completion. * Non-GAAP Supplemental Measures Capacities are presented at 100% ownership share. Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at https://ir.healthpeak.com/quarterly-results.

44 Return to TOC (1) This amount includes the corresponding line on the Funds from Operations reconciliation of this Earnings Release and Supplemental Report excluding the related tax impact included in the adjustment for income tax expense (benefit) above. (2) Adjustment reflects the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period. Debt Ratios Adjusted EBITDAre and Adjusted Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended December 31, 2023 Twelve Months Ended December 31, 2023 Net income (loss) $ 75,395 $ 334,757 Interest expense 52,784 200,331 Income tax expense (benefit) (11,842) (9,617) Depreciation and amortization 188,544 749,901 Other depreciation and amortization 1,168 6,269 Loss (gain) on sales of real estate — (86,463) Loss (gain) upon change of control — (234) Share of unconsolidated JV: Interest expense 834 1,987 Income tax expense (benefit) 150 648 Depreciation and amortization 6,723 24,800 EBITDAre $ 313,756 $ 1,222,379 Transaction and merger-related items(1) 11,202 14,300 Other impairments (recoveries) and other losses (gains)(1) (5,445) (4,539) Restructuring and severance-related charges — 1,368 Casualty-related charges (recoveries)(1) (3,462) (4,214) Stock-based compensation amortization expense 3,513 14,480 Impact of transactions closed during the period(2) 52 (3,927) Adjusted EBITDAre $ 319,616 $ 1,239,847 ADJUSTED FIXED CHARGE COVERAGE Interest expense, including unconsolidated JV interest expense at share 53,618 202,318 Capitalized interest, including unconsolidated JV capitalized interest at share 14,436 58,494 Fixed Charges $ 68,054 $ 260,812 Adjusted Fixed Charge Coverage 4.7x 4.8x

45 Return to TOC Debt Ratios As of and for the quarter ended December 31, 2023, dollars in thousands (1) For the three months ended, represents the current quarter Adjusted EBITDAre multiplied by a factor of four. For the twelve months ended, represents trailing twelve months Adjusted EBITDAre. FINANCIAL LEVERAGE December 31, 2023 Enterprise Debt $ 6,916,205 Enterprise Gross Assets 19,959,484 Financial Leverage 34.7% SECURED DEBT RATIO December 31, 2023 Enterprise Secured Debt $ 296,003 Enterprise Gross Assets 19,959,484 Secured Debt Ratio 1.5% NET DEBT TO ADJUSTED EBITDAre Three Months Ended December 31, 2023 Twelve Months Ended December 31, 2023 Net Debt $ 6,709,917 $ 6,709,917 Annualized Adjusted EBITDAre(1) 1,278,464 1,239,847 Net Debt to Adjusted EBITDAre 5.2x 5.4x

Return to TOC 46 COMPANY Information BOARD OF DIRECTORS KATHERINE M. SANDSTROM Chair of the Board, Healthpeak Properties, Inc. Former Senior Managing Director, Heitman LLC SCOTT M. BRINKER President and Chief Executive Officer, Healthpeak Properties, Inc. BRIAN G. CARTWRIGHT Former General Counsel, U.S. Securities and Exchange Commission JAMES B. CONNOR Former Chairman and Chief Executive Officer, Duke Realty Corporation EXECUTIVE MANAGEMENT SCOTT M. BRINKER President Chief Executive Officer PETER A. SCOTT Chief Financial Officer THOMAS M. KLARITCH Chief Operating Officer JEFFREY H. MILLER General Counsel CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG R. KENT GRIFFIN, JR. Managing Director, PHICAS Investors Former President, BioMed Realty Trust, Inc. DAVID B. HENRY Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation SARA GROOTWASSINK LEWIS Founder and Chief Executive Officer, Lewis Corporate Advisors, LLC SCOTT R. BOHN Chief Development Officer Head of Lab ADAM G. MABRY Chief Investment Officer SHAWN G. JOHNSTON Executive Vice President Chief Accounting Officer LISA A. ALONSO Executive Vice President Chief Human Resources Officer ANKIT B. PATADIA Executive Vice President Treasurer, Corporate Finance

Return to TOC 47 Forward-Looking Statements & Risk Factors Statements contained in this supplemental report that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, financing activities, or other transactions; and (ii) the information presented in the section titled "2024 Outlook Information." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; risks associated with the proposed merger transactions with Physicians Realty Trust (the “Mergers”), including, but not limited to, our ability to consummate the Mergers on the proposed terms or on the anticipated timeline, or at all, potential loss or disruption of current and prospective commercial relationships due to the uncertainties about the Mergers, and the outcome of legal proceedings instituted against us, our Board of Directors, and others related to the Mergers; our ability to integrate the operations of the Company and Physicians Realty Trust successfully and realize the anticipated synergies and other benefits of the Mergers or do so within the anticipated time frame; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, including project abandonments, project delays, and lower profits than expected; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/ or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; ESG and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology systems and the possibility of a cybersecurity incident or cybersecurity threat affect our information systems or the information systems of our tenants, operators or borrowers; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, including due to rising interest rates; Continued 101 CambridgePark Drive Boston, MA 47 Return to TOC

Return to TOC 48 cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, bank failures or other events affecting financial institutions; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on our website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, such surveys and market research are subject to assumptions, estimates and other uncertainties and the Company has not independently verified this information. Continued Forward-Looking Statements & Risk Factors (continued) Callan Ridge San Diego, CA 48 Return to TOC

Return to TOC 49 Callan Ridge San Diego, CA Cambridge Park Boston, MA ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction, on December 15, 2023, Healthpeak and Physicians Realty Trust filed with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus contains important information about the proposed transaction and related matters. The Form S-4 was declared effective, and each of Healthpeak and Physicians Realty Trust commenced mailing of the joint proxy statement/prospectus included as part of the Form S-4, on January 11, 2024. STOCKHOLDERS ARE URGED AND ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEALTHPEAK, PHYSICIANS REALTY TRUST AND THE PROPOSED TRANSACTION. Investors and security holders of Healthpeak and Physicians Realty Trust are able to obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Healthpeak and Physicians Realty Trust with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Healthpeak with the SEC are also available on Healthpeak’s website at www.healthpeak.com, and copies of the documents filed by Physicians Realty Trust with the SEC are available on Physicians Realty Trust’s website at www.docreit.com. PARTICIPANTS IN THE SOLICITATION Healthpeak, Physicians Realty Trust and their respective directors, trustees and executive officers may be deemed to be participants in the solicitation of proxies from Healthpeak’s stockholders and Physicians Realty Trust’s shareholders in respect of the proposed transaction. Information regarding Healthpeak’s directors and executive officers can be found in Healthpeak’s definitive proxy statement filed with the SEC on March 17, 2023. Information regarding Physicians Realty Trust’s trustees and executive officers can be found in Physicians Realty Trust’s definitive proxy statement filed with the SEC on March 23, 2023. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction. These documents are available on the SEC’s website and from Healthpeak and Physicians Realty Trust, as applicable, using the sources indicated above. NO OFFER OR SOLICITATION This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. For more information, contact Andrew Johns, Senior Vice President - Investor Relations, at (720) 428-5050. Forward-Looking Statements & Risk Factors (concluded)

healthpeak.com ________________________________________________________ Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 _________________________________________________________ Corporate HQ, Denver, CO 4600 South Syracuse Street, Suite 500 Denver, CO 80237 (720) 428 - 5050 _________________________________________________________ South San Francisco, CA 101 Oyster Point Boulevard, Suite 102 South San Francisco, CA 94080 ________________________________________________________ San Diego, CA 420 Stevens Avenue, Suite 170 Solana Beach, CA 92075 ________________________________________________________ Boston, MA 68 Moulton Street, Suite 200 Cambridge, MA 02138